Articles of Merger 10.3

                                  EXHIBIT 10.3

                               ARTICLES OF MERGER

                                       Of

                           SEDONA HORIZONS CORPORATION
                              A Nevada Corporation
                        (the "Disappearing Corporation")

                                      Into

                           LION INDUSTRIES (USA), INC.
                              A Nevada Corporation
                          (the "Surviving Corporation")

Pursuant to N.R.S. 92A.190, the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

     1. Filed simultaneously with these Articles of Merger is the Plan of Merger (set forth on Exhibit A attached hereto and incorporated herein by this reference), which has been adopted by LION INDUSTRIES (USA), INC, (the Surviving Corporation) and SEDONA HORIZONS CORPORATION, (the Disappearing Corporation).

     2. Effective upon the consummation of this merger the Surviving Corporation will change its name to that of the Disappearing Corporation and henceforth LION INDUSTRIES (USA) will become known as SEDONA HORIZONS CORPORATION.

     3.   The  address  of  the  known  place  of  business  of  the   Surviving
          Corporation is 18036 N 15th Street, Phoenix, Arizona 85022.

     4. The name and address of the statutory agent of the Surviving Corporation is Mara Shane, 1317 Pauline Way, Las Vegas, NV 89104.

     5. A majority of the issued and outstanding shares of common stock of the Disappearing Corporation held by its shareholders (1,409,500 out of 2,000,000) voted in person or by proxy for the Plan of Merger which is sufficient for approval pursuant to statute 92A. A majority of the issued and outstanding shares of the Surviving Corporation held by its shareholders (83,431 out of 119,937) voted in person or by proxy for the Plan of Merger which is sufficient for approval pursuant to statute 92A.

     6.   The effective date of the merger shall be June 27, 2002.


     IN WITNESS WHEREOF. The undersigned have hereunto set their hands as of this 18th day of June, 2002.





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     "Surviving Corporation"

     LION INDUSTRIES (USA), INC
     A Nevada Corporation

     By:   /s/Philip M. Young
         --------------------------------
            Philip M. Young, President


     By:  /s/David M. Young
         --------------------------------_
           David M. Young, Secretary

     STATE OF ARIZONA

     County of Maricopa


On this, the 18th day of June, 2002 before me, the undersigned Notary Public, personally appeared Philip M. Young, the President, and David M. Young, the Secretary, respectively, of LION INDUSTRIES (USA), INC, a Nevada corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


/s/ NOTARY PUBLIC



     "Disappearing Corporation"

     SEDONA HORIZONS CORPORATION
     A Nevada Corporation



     By:  /s/Philip M. Young
         --------------------------------------
           Philip M. Young, the President



     By: /s/David M. Young
         ----------------------------------------
           David M. Young, the Secretary


     STATE OF ARIZONA

     County of Maricopa

     On this, the 18th day of June, 2002, before me, the undersigned Notary Public, personally appeared Philip M. Young, the President, and David M. Young, the Secretary, respectively, of SEDONA HORIZONS CORPORATION, a Nevada corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                              /s/Notary Public


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